03-25-94 at 12:39 p.m.

          ARTICLES OF INCORPORATION OF HEALTH QUALITY MANAGEMENT, INC.

      The undersigned, being a natural person and acting as Incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business close corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.

      FIRST: (1) The name of the incorporator is Michael C. Macedo.

      (2) The said incorporator's address, including the street and number, if any, including the county or municipal area, and including the state or country, is 6756 Kenwood Forest, Chevy Chase, county of Montgomery, of the state of Maryland, USA.

      (3) The said incorporator is at least eighteen years of age.

      (4) The said incorporator is forming the close corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

      SECOND: The name of the corporation (hereinafter called the "corporation") is HEALTH QUALITY MANAGEMENT, INC.

      THIRD: The corporation is formed for the following purpose or purposes:

      To provide quality control management and billing services and other services for medical doctors, medical offices and medical management firms.

      To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

      To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

      To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use hold, sell, convey, exchange, hire, lease, pledge, mortgage, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, notes, bonds, mortgages and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

      To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

            (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

            (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, and all rights connected therewith or appertaining thereunto;

            (c) franchises, licenses, grants, and concessions.

      To have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

      FOURTH: The address, including street and number, if any, and the county or municipal area, of the principal office of the corporation within the State of Maryland, is 5530 Wisconsin Ave., Suite 1045, Chevy Chase, county of Montgomery, of the state of Maryland, USA. 20815

      FIFTH: The name and the address, including street and number, if any, and the county or municipal area, of the resident agent of the corporation with the State of Maryland, is David S. Feldmann, 17 West Jefferson Street, Rockville, Maryland, 20850.

      SIXTH: (1) The total number of shares of stock which the corporation has authority to issue is one hundred (100), all of which have a par value of $.01 per share and are all designated as Common Stock.

      (2) The Board of Directors of the corporation is authorized, from time to time, to issue any additional stock or convertible securities of the corporation without the approval of the holders of outstanding stock.

      (3) The Board of Directors of the corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation or in any agreement or agreements duly entered into.

      (4) Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the Bylaws of the corporation or in any agreement or agreements duly entered into.

      (5) To the extent permitted by Section 2-104(b) (5) of Maryland General Corporation Law, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

      No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

      SEVENTH: (1) The number of directors of the corporation, one at the first meeting, and as specified in the Bylaws thereafter.

      (2) The names of the persons who will serve as directors of the corporation until the first annual meeting of stockholders and until their successors are elected and qualify are as follows: P. Steven Macado.

      (3) The initial Bylaws of the corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal of the Bylaws of the corporation shall be vested in the Board of Directors of the corporation.

      (4) The corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, as the same may be amended and supplemented, and, without limiting the generality of the foregoing, in accordance with Section 2-418 of said Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Maryland General Corporation Law.

      EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

      IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.


Dated:  March 23, 1994.        /s/ Michael C. Macedo
                               ------------------------------------
                                         Michael C. Macedo

                              ARTICLES OF AMENDMENT
                                       OF
                         HEALTH QUALITY MANAGEMENT, INC.

      HEALTH QUALITY MANAGEMENT, INC., of Montgomery County, Maryland, a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      The charter of the corporation is hereby amended, as follows:

      By striking out paragraph (1) of the SIXTH clause, which reads:

      (1) THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION HAS AUTHORITY TO ISSUE IS ONE HUNDRED (100), ALL OF WHICH HAVE A PAR VALUE OF $0.01 PER SHARE AND ARE ALL DESIGNATED AS COMMON STOCK.

      and inserting in lieu thereof:

      (1) THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION HAS AUTHORITY TO ISSUE IS ONE MILLION (1,000,000), ALL OF WHICH HAVE A PAR VALUE OF $0.01 PER SHARE AND ARE ALL DESIGNATED AS COMMON STOCK.

      This amendment of the charter of the corporation has been approved by the directors and shareholders of the corporation.

      We, the undersigned President and Secretary of HEALTH QUALITY MANAGEMENT, INC., attest under penalties of perjury that the foregoing is a corporate act.


/s/ P. Steven Macedo, Pres.                     7/19/95
--------------------------------                -------
P. Steven Macedo, President                     Date

/s/ Michael Macedo, Sec                         7/19/95
--------------------------------                -------
Michael Macedo, Secretary                       Date

                              ARTICLES OF AMENDMENT
                                       OF
                         HEALTH QUALITY MANAGEMENT, INC.

      HEALTH QUALITY MANAGEMENT, INC., of Montgomery County, Maryland, a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      The charter of the corporation is hereby amended, as follows:

      By striking out paragraph (4) of the SEVENTH clause and inserting in lieu thereof:

      (4) THE CORPORATION SHALL, TO THE FULLEST EXTENT PERMITTED BY THE MARYLAND GENERAL CORPORATION LAW, AS THE SAME MAY BE AMENDED AND SUPPLEMENTED, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN ACCORDANCE WITH SECTIONS 2-405.1, 2-405.2 AND 2-418 OF SAID MARYLAND GENERAL CORPORATION LAW, INDEMNIFY ANY AND ALL PERSONS WHOM IT SHALL HAVE POWER TO INDEMNIFY UNDER SAID LAW FROM AND AGAINST ANY AND ALL OF THE EXPENSES, LIABILITIES OR OTHER MATTERS REFERRED TO IN OR COVERED BY SAID MARYLAND GENERAL CORPORATION LAW.

      This amendment of the charter of the corporation has been approved by the directors and shareholders of the corporation.

      We, the undersigned President and Secretary of HEALTH QUALITY MANAGEMENT, INC., attest under penalties of perjury that the foregoing is a corporate act


/s/ P. Steven Macedo, President                 9/18/95
--------------------------------                -------
P. Steven Macedo, President                     Date

/s/ Michael Macedo, Sec                         9/18/95
--------------------------------                -------
Michael Macedo, Secretary                       Date

                                                     RECEIVED

                                                  97 Jun 17 A8:56

                                                   ASSESS & TAX

                              ARTICLES OF AMENDMENT
                                       OF
                         HEALTH QUALITY MANAGEMENT, INC

      HEALTH QUALITY MANAGEMENT, INC., of Montgomery County, Maryland, a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      The charter of the corporation is hereby amended as follows:

      By striking out the SECOND clause and inserting in lieu thereof:

      SECOND: The name of the corporation (hereinafter called the "corporation") is MEDI-CEN MANAGEMENT, INC.

      This amendment of the charter of the corporation has been advised by the board of directors of the corporation and approved by the shareholders of the corporation.

      We, the undersigned Vice President of Provider Relations and Secretary of the corporation, attest under penalties of perjury that the foregoing is a corporate act.


/s/ Bruce A. Kehr MD for HQM                                  6/10/97
--------------------------------------------------            -------
Bruce A. Kehr Vice President of Provider Relations            Date


/s/ P. Steven Macedo Sec                                      6/10/97
--------------------------------------------------            -------
P. Steven Macedo, Secretary                                   Date

================================================================================

                                STATE OF MARYLAND
                                                                          543671

                               STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
                301 West Preston Street Baltimore, Maryland 21201


                                                             DATE: JUNE 17, 1997


      THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT WITH A NAME CHANGE FOR HEALTH QUALITY MANAGEMENT, INC. CHANGING TO MEDI-CEN MANAGEMENT, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 17, 1997 AT 8:56 AM.


FEE PAID:                        50.00

[SEAL]

                                                          JOSEPH V. STEWART
                                                          CHARTER SPECIALIST

AT5-031

================================================================================

                    Bylaws of Health Quality Management, Inc.

                                    ARTICLE I

                                  STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK. Certificates representing shares of stock for HEALTH QUALITY MANAGEMENT, INC (the "corporation") shall set forth thereon the statement prescribed by Sections 2-207 and 2-211 of the Maryland General Corporation Law and by any other applicable provision of law and shall be signed by the President or the Chairman of the Board, if any, or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or facsimile of it or in any other form. The signatures of any such officers may be either manual or facsimile signatures. In case any such officer who has signed manually or by facsimile any such certificate ceases to be such officer before the certificate is issued, it may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of date of its issue.

No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized by the provisions of Section 2-210 of the Maryland General Corporation Law.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may in its discretion, require the owner of any such certificate to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate.

Upon compliance with the provisions of Section 2-514 of the Maryland General Corporation Law, the Board of Directors of the corporation may adopt by resolution a procedure by which a stockholder of the corporation may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

2. FRACTIONAL SHARE INTEREST OR SCRIP. The corporation shall be obliged to issue fractional shares of stock.

3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon, if any.

4. RECORD DATE FOR STOCKHOLDERS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, to vote at a meeting, to receive a dividend, or to be allotted other rights; provided, that, except as may be otherwise provided herein, any such record date shall be not more than ninety days before the date on which the action requiring the determination will be taken, that any such closing of the transfer of books may not be for a period longer than twenty days, and that, in the case of a meeting of stockholders, any such record date or any such closing of the transfer books shall be at least ten days before the date of the meeting. If a record date is not set, and, if the stock transfer books are not closed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of either the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but any such payment of a dividend or allotment of rights shall not be made more than sixty days after the date on which the resolution is adopted, and a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred and twenty days after the original record date.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class or series upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the provisions of the Maryland

General Corporation Law may confer such Rights or the right of dissent notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

6 STOCKHOLDER MEETINGS.

A. TIME. The annual meeting of stockholders shall be held on the date fixed, from time to time, by the directors, within the thirty-one day period commencing with the 1st day of March, for the election of directors and the transaction of any business within the powers of the corporation. The first annual meeting shall be at the time specified by the Chairman of the Board of Directors any time within the first year of operation of the corporation. A special meeting shall be held on the date fixed by the directors.

B. PLACE. Annual meetings and special meetings shall be held at such place, either within the State of Maryland or at such other place within the United States, as the directors may, from time to time, set. Whenever the directors shall fail to set such place, or, whenever stockholders entitled to call a special meeting shall call the same, and a place of meeting is not set, the meeting shall be held at a local hotel in the Washington Metropolitan area to be determined by the President.

C. CALL. Annual meetings may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting. Except as may be otherwise provided by the provisions of the Maryland General Corporation Law, special meetings may be called in like manner and shall be called by the Secretary whenever the holders of shares entitled to at least eight per cent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

D. NOTICE OR ACTUAL CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) contain any additional statements required in a notice of a special meeting and shall include a copy of any requisite statements or provision prescribed by the provisions of the Maryland General Corporation Law; provided, however, that any business of the corporation may be transacted at any annual meeting without being specially noticed unless the provisions of the Maryland General Corporation

Law provided otherwise. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and shall include a copy of any requisite statements or provisions prescribed by the provisions of the Maryland General Corporation Law. Written notice of any meeting shall be given to each stockholder either by mail or personally delivered to him or by leaving it at his residence or usual place of business not less than ten days and not more than ninety days before the date of the meeting, unless any provisions of the Maryland General Corporation Law shall prescribe a different elapsed period of time, to each stockholder at his address appearing on the books of the corporation or the address supplied by him for the purpose of notice. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the corporation with postage thereon prepaid. Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provision of the Articles of Incorporation, these Bylaws or of the provisions of the Maryland General Corporation Law, a waiver thereof in writing, signed by the stockholder and filed with the records of the meeting, whether before or after the holding thereof, or his presence in person or by proxy at the meeting shall be deemed equivalent to the giving of such notice to such stockholder. The foregoing requirements of notice shall also apply, whenever the corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not entitled to vote at the meeting, but who are entitled to notice thereof and to dissent from any action taken thereat.

E. STATEMENT OF AFFAIRS. The President of the corporation, or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the Annual Meeting and placed on file within twenty days thereafter at the principal office of the corporation in the State of Maryland.

F. CONDUCT OF MEETINGS. Meetings of the stockholders shall be presided over by one of the following officers In the order of seniority and if present and acting - the Chairman of the Board, the Vice Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

G. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney in fact and filed with the Secretary of the corporation. No proxy shall be valid more than eleven months from the date of its execution, unless the proxy provides otherwise.

H. INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

I. QUORUM. Except as may otherwise be required by the provisions of the Maryland General Corporation Law, the Articles of Incorporation, or these Bylaws, the presence in the person or by proxy at a meeting of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting shall constitute a quorum.

J. VOTING. Each share of stock shall entitle the holder thereof to one vote or such fraction of a vote as the share may represent except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Except as may otherwise be provided in the provisions of the Maryland General Corporation Law, the Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting. A plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

                                   ARTICLE II

                               BOARD OF DIRECTORS

1. FUNCTIONS AND DEFINITION. The business and the affairs of the corporation shall be managed by or under the direction of its Board of Directors. All powers of the corporation way be exercised by or under the authority of said Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Maryland. The initial Board of Directors shall consist of one person, which is the number set forth in the Articles of Incorporation. Thereafter the number of directors shall be three.

3. ELECTION AND TERM. The first board of Directors shall consist of the director named in the Articles of Incorporation who shall hold office until the first annual meeting of stockholders or until their successors have been elected and qualified. At the first annual stockholders meeting the three directors shall be elected and qualified. Any directorships left vacant at the first annual shareholders meeting shall be filled at the next annual shareholders meeting, only for the term remaining for the vacant director. All directors shall be elected for one year terms. Each director shall hold office until the next annual meeting of shareholders after the director's term has expired and until their successors have been elected and qualified. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the stockholders which have not been filled by said stockholders, may be filled by the Board of Directors. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors. All other vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum.

4. MEETINGS

A. TIME. Meetings shall be held at such time as the Board shall set, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

B. PLACE. Meetings shall be held at such place within or without the State of Maryland as shall be set by the Chairman of Board, if any, by the President, or by a majority of directors in office.

C. CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, by the President, or by a majority of the directors in office.

D. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Whenever any notice of the time, place, or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the Maryland General Corporation Law or of these Bylaws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the meeting, or presence at the meeting, shall be deemed equivalent to the giving of such notice to such director or such committee member.

B. QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board and, in no event, less than two directors provided, that whenever the entire Board of Directors consists of one director, that one director shall constitute a quorum. Except as in the Articles of Incorporation and herein otherwise provided and, except as in the provisions of the Maryland General Corporation Law otherwise provided, the action of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. Members of the Board of Directors or of a committee thereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.


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

F. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. Directors may only be removed with cause by a shareholder vote.

6. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors, and may delegate to such committee or committees any of the powers of the Board of Directors except such powers as may not be delegated under the provisions of the Maryland General Corporation Law. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

7. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or any such committee.

                                   ARTICLE III

                                    OFFICERS

The corporation shall have a President, a Secretary, and a Treasurer, and may have a Chairman of the Board, a Vice-Chairman of the Board and one or more Vice-Presidents, who shall be elected by the Board of Directors, and may have such other officers, assistant officers, and agents as the Board of Directors shall authorize from time to time, each of whom shall be elected or appointed in the manner prescribed by the Board of Directors. Any two or more officers, except those of President and Vice-President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by more than one officer. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected or appointed and qualified.


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

The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them.

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

                                   ARTICLE IV

                PRINCIPAL OFFICE - RESIDENT AGENT - STOCK LEDGER

The address of the initial principal office of the corporation in the State of Maryland and the name and the address of the initial resident agent of the corporation in the State of Maryland are set forth in the Articles of Incorporation.

The corporation shall maintain, at its principal office in the State of Maryland or at a business office or an agency of the corporation an original or duplicate stock ledger containing the name address of each stockholder and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

The corporation shall keep at its principal office in the State of Maryland the original or a certified copy of the Bylaws, including all amendments thereto, and shall duly file thereat the annual statement of affairs of the corporation.

                                    ARTICLE V

                                 CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation or trade name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE VI

                                   FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VIII

                               CONTROL OVER BYLAWS

The power to adopt, alter, amend, and repeal the Bylaws is vested hereafter in the Shareholders of the Corporation.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of HEALTH QUALITY MANAGEMENT, INC., a Maryland corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the Corporation.

/s/ P. Steven Macedo, Director
----------------------------------------
P. Steven Macedo, Director

Health Quality Management, Inc.


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